SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]     Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[_]     Definitive  Additional Materials
[_]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             HILITE INDUSTRIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [X]     No fee required

        [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

                1)      Title of each class of securities  to which  transaction
                        applies:
                        ________________________________________________________

                2)      Aggregate  number  of  securities  to which  transaction
                        applies:
                        ________________________________________________________

                3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        ________________________________________________________

                4)      Proposed maximum aggregate value of transaction:
                        ________________________________________________________

                5)      Total fee paid:
                        ________________________________________________________

        [_]     Fee paid previously with preliminary materials.

        [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)      Amount Previously Paid:
                        ________________________________________________________

                2)      Form, Schedule or Registration Statement No.:
                        ________________________________________________________

                3)      Filing Party:
                        ________________________________________________________

                4)      Date Filed:
                        ________________________________________________________

                            HILITE INDUSTRIES, INC.
                                1671 S. Broadway
                            Carrollton, Texas 75006

                     -------------------------------------

                    Notice of Annual Meeting of Stockholders
                               November 12, 1997


NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Meeting") of HILITE INDUSTRIES, INC. , a Delaware corporation ( the "Company"), will be held at the Holiday Inn - North Dallas located at 2645 LBJ Freeway, Dallas, Texas 75243, on Thursday, November 12, 1997, 1:30 P.M., local time or any adjournment or any adjournments thereof, to consider and act upon the following:

          1. To elect five (5) directors of the Company to serve as Board of Directors until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

          2.   Approval of an amendment to the Company's 1993 Stock Option Plan.

          3. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record of the Common Stock, $.01 par value, of the Company at the close of business on October 3, 1997 are entitled to receive notice of and to attend the Meeting. At least 10 days prior to the Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at the Holiday Inn - North Dallas located at 2645 LBJ Freeway, Dallas, Texas 75243. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

Dated:  October 10, 1997                   By Order of the Board of Directors


                                           Samuel M. Berry
                                           President and Chief Operating Officer

                                   IMPORTANT
                                   ---------

The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience and mailed in the United States.

                            HILITE INDUSTRIES, INC.
                              1671 South Broadway
                            Carrollton, Texas 75006

                     -------------------------------------

                                Proxy Statement
                         Annual Meeting of Stockholders
                               November 12, 1997

                     -------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HILITE INDUSTRIES, INC., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Holiday Inn - North Dallas located at 2645 LBJ Freeway, Dallas, Texas 75243 on November 12, 1997 at 1:30 P.M., local time, and any adjournment or any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

The principal executive offices of the Company are located at 1671 South Broadway, Carrollton, Texas 75006. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is October 13, 1997.

A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of all proposals and in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the President of the Company prior to the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telecopy, telegram or personal interview.

                               VOTING SECURITIES

Stockholders of record as of the close of business on October 3, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 4,900,000 outstanding shares of Common Stock, $.01 par value ("Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. By virtue of their holdings of Common Stock, the officers and directors of the Company will be able to pass the proposals being submitted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of October 3, 1997, the ownership of the Company's Common Stock by (i) each person who is known by the Company to own of record or beneficially more than five percent (5%) of the Company's Common
Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table under "Executive Compensation" below and (iv) all directors and officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated and their addresses are the address of the Company.


                                                   Number of
                                                     Shares
                                                  Beneficially        Percentage
                                                     Owned             of Class
                                                  ------------        ----------

James E. Lineberger.................................3,169,287    (1)     61.8%
James E. Lineberger, Jr. Trust......................1,056,429            20.6
  1120 Boston Post Road
  Darien, Connecticut  06820
Geoffry S. Lineberger Trust.........................1,056,429            20.6
  1120 Boston Post Road
  Darien, Connecticut  06820
Christopher Lineberger Trust........................1,056,429            20.6
  1120 Boston Post Road
  Darien, Connecticut  06820
The Brady Family Limited Partnership................  358,143             7.0
Daniel. W. Brady....................................  358,143    (2)      7.0
Samuel M. Berry.....................................  197,670    (3)      3.9
James D. Gerson.....................................   56,000    (4)      1.1
Ronald G. Assaf.....................................   45,000              *
Arthur D. Johnson...................................   26,200    (5)       *
Donald M. Maher.....................................   26,200    (5)       *
Ronald E. Reinke....................................   17,000    (6)       *
All officers and directors as a group (9 persons)...3,909,300    (7)     76.3
___________________
*   Less than 1%




(1) Includes 1,056,429 shares of Common Stock owned by each of the James E. Lineberger, Jr. Trust, the Geoffry S. Lineberger Trust and the Christopher Lineberger Trust for which H.J. Lineberger, Mr. Lineberger's wife, is a trustee and which may therefore be deemed to be beneficially owned by Mr. Lineberger. Mr. Lineberger disclaims beneficial ownership of these shares.

(2) Held by The Brady Family Limited Partnership, of which Mr. Brady is the sole general partner.

(3) Includes 18,400 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1993 Stock Option Plan, of which, 3,767 shares are subject to shareholder approval of the increase in the number of options which may be granted under the 1993 Stock Option Plan. See Proposal 2.

(4) Includes  31,000  shares of  Common  Stock  issuable  upon the  exercise  of warrants and 5,000 shares of Common Stock owned by Mr. Gerson's wife, as custodian for their children, which may therefore be deemed to be beneficially owned by Mr. Gerson. Mr. Gerson disclaims beneficial ownership of these shares.

(5) Includes 26,200 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1993 Stock Option Plan, of which, 4,649 shares are subject to shareholder approval of the increase in the number of options which may be granted under the 1993 Stock Option Plan. See Proposal 2.

(6) Includes 17,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1993 Stock Option Plan, of which 2,806 shares are subject to shareholder approval of the increase in the number of options which may be granted under the 1993 Stock Option Plan. See Proposal 2.

(7) Includes 102,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1993 Stock Option Plan, of which 18,196 shares are subject to shareholder approval of the increase in the number of options which may be granted under the 1993 Stock Option Plan. See Proposal 2.

                       ACTION TO BE TAKEN AT THE MEETING

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

At the Meeting, five (5) directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified. The number of nominees was determined by the Board of Directors pursuant to the Company's By-laws. The nominees are James E. Lineberger, Daniel
W. Brady, Samuel M. Berry, Ronald G. Assaf and James D. Gerson. Unless otherwise specified, all proxies will be voted in favor of such nominees. All of the nominees were also elected at the 1996 Annual Meeting of Stockholders.

The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes cast.

The following table sets forth information about each executive officer, director and nominee for director of the Company.

          Name                     Age           Position with the Company
          ----                     ---           -------------------------
James E. Lineberger                60        Chairman of the Board of Directors
Daniel W. Brady                    58        Vice Chairman of the Board of
                                              Directors and Chief Executive
                                              Officer
Samuel M. Berry                    59        President, Chief Operating Officer
                                              and Director
Ronald G. Assaf                    62        Director
James D. Gerson                    54        Director
Arthur D. Johnson                  56        Vice President-Operations
Donald M. Maher                    50        Vice President-Sales and Marketing
Ronald E. Reinke                   54        Vice President-Engineering
Roy W. Wiegmann                    35        Vice President and Chief Financial
                                              Officer

Mr. Lineberger has been Chairman of the Board of Directors of the Company since it was formed in 1986. He has been a partner of Lineberger & Co., LLC and its predecessors, private investment firms, since 1969. He has served as a director of Sensormatic Electronics Corporation since 1968, Chairman of its Executive Committee since 1974 and as Co-Chief Executive Officer from January to July 1988.

Mr. Brady has been an officer and/or director of the Company since it was formed in 1986. He became Chief Executive Officer in 1992 and currently devotes more than 50% of his time to the Company. In addition, Mr. Brady has been a partner in Lineberger & Co., LLC since 1986 and acts as a consultant to and director of several privately-held companies in which affiliates of

Lineberger & Co., LLC are controlling shareholders. During the last fifteen years Mr. Brady has been continuously associated with the automotive parts industry. From 1986 to 1991 he served first as Chief Financial Officer and then President of B&M Industries, Inc., an affiliate of Lineberger & Co., LLC. Prior thereto, he was Chief Financial Officer of D.A.B. Industries from 1978 to 1985 when it was merged with J.P. Industries, Inc. He then became Treasurer of J.P. Industries, Inc. from 1985 to 1986.

Mr. Berry has been with the Company and its predecessor operations since 1974. He has served as director, President and Chief Operating Officer of the Company since December 1986. He has served as President since 1981 and previously as Vice President-Manufacturing of the Company's predecessor operations. From 1959 through 1964, he worked part-time for Pitts Industries, currently a division of the Company.

Mr. Assaf has been a director of the Company since November 1993. He is a founder of Sensormatic Electronics Corporation, has been its Chairman of the Board of Directors since October 1971 and served as its President and Chief Executive Officer since 1974 until his retirement in August 1996. In August 1994, Mr. Assaf was appointed to the Board of Directors of Computer Integration Corporation.

Mr. Gerson has been a director of the Company since February 1994. Mr. Gerson is currently the portfolio manager for Hudson Capital, a mutual fund maintained through Fahnestock & Co. Inc., a securities brokerage and investment banking firm. Mr. Gerson was a Senior Vice President of Fahnestock & Co. Inc., as a member of Fahnestock's Equity Research Department from October 1993 through February 1996 and as a member of the Fahnestock's Corporate Finance Department from April 1993 through October 1993. From January 1992 through April 1993, he was a Senior Vice President in the Corporate Finance Department of Reich and Co., Inc. (and its successor firm) and held a similar position for more than five years prior thereto at Josephthal & Co., Inc. (and its successor firms), both of which are securities and investment banking firms. Mr. Gerson is currently a director of Ag Services of America, Inc., American Power Conversion Corporation, Computer Outsourcing Services, Inc., Conceptronic, Inc. and Energy Research Corporation.

Mr. Johnson has been with the Company and its predecessor operations since June 1968. He has been Vice President-Operations since January 1983. Previously, he served as an industrial engineer and then Plant Manager of Pitts Industries, currently a division of the Company.

Mr. Maher has been with the Company and its predecessor operations since June 1985. He has served as Vice President-Sales and Marketing since July 1987. Between 1985 and 1987 he served in various manufacturing capacities including Vice President-Operations.

Mr. Reinke has been employed by the Company since August 1988 in the capacity of Vice President-Engineering. From October 1972 through July 1988 he was employed by the Control Systems Division of Borg-Warner in Decatur, Illinois where he served in various staff positions including Engineering Manager.

Mr. Wiegmann has been employed by the Company since November 1992 as Vice President and Chief Financial Officer. From August 1982 through May 1988 he was a public accountant with the Dallas office of the accounting firm of Deloitte Haskins and Sells (now known as Deloitte and Touche). He served as Vice President and Chief Accounting Officer of TM Communications, Inc. from June 1988 to January 1990. From February 1990 through November 1992, he worked with Professional Service Industries, a national engineering, inspection and testing company, where he served as Assistant Corporate Controller.

Directors who are not employees of the Company are compensated at a rate of $1,875 per quarter plus $1,000 per meeting and are reimbursed for their expenses for attending meetings of the Board of Directors and its committees.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors is responsible for the management of the Company. During the fiscal year ended June 30, 1997 the Board of Directors of the Company held five meetings and acted by written consent once. No director attended less than 80% of the meetings of the Board of Directors. The Board has established an Audit Committee and a Compensation and Stock Option Committee. There is no standing nominating committee.

The functions of the Audit Committee include the nomination of independent auditors for appointment by the Board; meeting with the independent auditors to review and approve the scope of their audit engagement; meeting with the Company's financial management and the independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and to report to the Board periodically with respect to such matters. The Audit Committee currently consists of Messrs. Gerson and Assaf. The Audit Committee held two formal meeting, attended by all committee members, and had informal discussions from time to time during the fiscal year ended June 30, 1997.

The function of the Compensation and Stock Option Committee is to review and approve compensation for the five executive officers of the Company and to administer the 1993 Stock Option Plan. Compensation includes base salary, annual bonuses, life and disability insurance, stock options in accordance with the Company's stock option plan and participation in medical, dental and retirement plans made available to all employees. The Compensation and Stock Option Committee currently consists of Messrs. Gerson and Assaf. The Compensation and Stock Option Committee held one formal meeting, attended by all committee members, and met informally from time to time during the fiscal year ended June 30, 1997.

                             EXECUTIVE COMPENSATION

The following table sets forth all cash compensation for the 1997 fiscal year, including bonuses, paid by the Company to the Chief Executive Officer and the most highly compensated executive officers with aggregate compensation which exceeds $100,000.



                           SUMMARY COMPENSATION TABLE


                                 Annual Compensation
   Name of Individual         -------------------------               All Other
 and Principal Position       Year      Salary    Bonus       Total   Comp. (2)
 ----------------------       ----      ------    -----       -----   ---------
Daniel W. Brady
  Chief Executive Officer.....1995     $121,417  $85,000     $206,417   $13,770
                              1996      129,333   95,000      224,333    26,001
                              1997      130,000   85,500(1)   215,500    24,962
Samuel M. Berry
  President and Chief         1995       90,404  105,000      195,404    26,935
  Operating Officer...........1996      104,217  115,000      219,217    27,441
                              1997      157,200  103,500(1)   260,700    24,408
Arthur D. Johnson
  Vice President-Operations...1995       90,404   30,000      120,404     7,117
                              1996      104,217   35,000      139,217     8,566
                              1997      109,167   31,500(1)   140,667    10,966
Donald M. Maher
  Vice President-Sales and    1995       90,622   30,000      120,622     7,117
  Marketing...................1996      104,217   35,000      139,217     8,566
                              1997      111,250   31,500(1)   142,750     8,635
Ronald E. Reinke
  Vice President-             1995       80,235   18,000       98,235     4,762
  Engineering.................1996       91,571   25,000      116,571     7,072
                              1997       94,425   22,500(1)   116,925     9,170


(1) Bonuses for each year represent amounts paid in each fiscal year that were earned in the prior fiscal year. These amounts do not include bonuses earned and not yet paid during the year ended June 30, 1997 of $90,000, $143,200, $40,900, $58,400 and $25,300 for Messrs. Brady, Berry, Johnson, Maher and Reinke respectively.

(2) Amounts represent contributions made by the Company pursuant to the Company's 401(k) plan during the fiscal year ended June 30, 1997 which were earned in 1995 and premium payments on life and long-term disability insurance. These amounts do not include contributions earned in 1996 and the first six months of 1997 and not yet paid during the year ended June 30, 1997 of $14,527, $18,627, $8,802, $8,865 and $7,015 for Messrs. Brady,
    Berry, Johnson, Maher and Reinke, respectively. Also, included in this category for Mr. Brady is a car expense reimbursement of $7,357 in 1997. See "Compensation Pursuant to Plans."

STOCK OPTION PLAN

On November 15, 1993, the stockholders of the Company approved the 1993 Stock Option Plan (the "1993 Plan"), which was adopted by the Board of Directors on November 15, 1993. An aggregate of 100,000 shares of Common Stock is reserved for issuance under the 1993 Plan and an additional 25,000 shares will be available to the 1993 Plan pending shareholder approval of Proposal 2. The 1993 Plan is administered by a Compensation and Stock Option Committee (the "Compensation and Stock Option Committee"), consisting of two members of the Board of Directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Participation in the 1993 Plan is limited to employees, officers and directors of the Company. Options granted under the 1993 Plan may be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1996, as amended ("the Code"), or non-qualified options.

There is no limitation on the aggregate number of shares as to which a non-qualified option may be granted under the 1993 Plan. However, the aggregate fair market value (determined as of the date of grant) of shares of Common Stock for which any optionee may be granted incentive stock options under the 1993 Plan which are exercisable for the first time during any calendar year may not exceed $100,000 and the maximum number of shares subject to options that may be granted to any employer in a fiscal year may not exceed 100,000.

The 1993 Plan provides that the exercise price per share will be determined by the Compensation and Stock Option Committee, but may not be less than the fair market value of the Common Stock on the date of grant. However, with respect to incentive stock options, if an optionee owns (or is deemed to own under the Code and the regulations thereunder) more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each option is payable in full upon exercise or, if the applicable stock option contract evidencing the option permits, in installments. Payment of the exercise price of an option may be made in cash, or, if the applicable stock option contract permits, in shares of Common Stock or any combination thereof.

Subject to the foregoing and the other provisions of the 1993 Plan, the Compensation and Stock Option Committee has the authority to determine, among other things, the employees, officers and directors who shall receive options, the terms of the options (provided, however, that the term of an incentive stock option may not exceed ten years or five years if the option holder owns, or is deemed to own under the Code and the regulations thereunder, more than 10% of the voting power of the Company), the exercise price of the shares of Common Stock covered by each option, whether an incentive stock option or non-qualified stock option will be granted, the time or times at which options may be exercised, the number of shares to be covered by each option, and, with respect to all options, to prescribe, amend and rescind rules and regulations relating to the 1993 Plan, to construe the respective stock option contracts evidencing options granted under the 1993 Plan and to make all other determinations necessary or desirable for administering the 1993 Plan.

On November 15, 1993, the Compensation and Stock Option Committee granted options to purchase 57,800 shares to thirteen employees, 49,000 of which are currently exercisable and none of which have been exercised. Of this grant, 9,400, 11,600, 11,600 and 7,000 options were granted to Messrs. Berry, Johnson, Maher and Reinke, respectively, as of January 24, 1994. The exercise price of each of these options is $9.00.

On November 18, 1994, the Compensation and Stock Option Committee granted options to purchase 12,000 shares to four employees. The options become exercisable as to 4,000 shares on November 18, 1995, 4,000 shares on November 18, 1996 and 4,000 shares on November 18, 1997. Of this grant, 3,000 options were issued to each of Messrs. Johnson, Maher and Reinke. The exercise price of these options is $9.00.

On January 29, 1997, the Compensation and Stock Option Committee granted options to purchase 50,400 shares to six employees. Of the options granted, 30,200 shares are exercisable at the date of the grant and 20,200 share are immediately exercisable pending shareholder approval of Proposal 2. Of this grant, 9,400, 11,600, 11,600 and 7,000 options were granted to Messrs. Berry, Johnson, Maher and Reinke, respectively. The exercise price of each of these options is $5.13.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth the details of options granted to those individuals listed in the Summary Compensation Table who received options during the fiscal year ended June 30, 1997:



                          Number of     Percent of
                          Shares        Total Options/
                          Underlying    SAR's granted     Exercise
                          Options       to Employees      Price Per   Expiration
                          Granted (1)   in Fiscal Year    Share (2)   Date
                          -----------   --------------    ---------   ----------

Samuel M. Berry..........     9,400          8%/19%         $5.13     1/29/2007
Arthur D. Johnson........    11,600         10%/23%         $5.13     1/29/2007
Donald M. Maher..........    11,600         10%/23%         $5.13     1/29/2007
Ron E. Reinke............     7,000          6%/14%         $5.13     1/29/2007

(1) Includes 13,065 shares subject to shareholder approval of an amendment to the 1993 Plan to increase the number of shares authorized thereunder to 125,000.

(2) Represents 100% of the fair market value of the Company's Common Stock on the date of grant.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

No options were exercised by any directors or officers during the fiscal year ended June 30, 1997. The following table contains information concerning the number and value, at June 30, 1997, of unexercised options held by Messrs. Berry, Johnson, Maher and Reinke.

                                                       Value of Unexercised In-
                         Number of Unexercised          the-Money Options Held
                         Options Held at Fiscal           at Fiscal Year End
                         Year-End (Exercisable/             (Exercisable/
          Name               Unexercisable)                 Unexercisable)
       ----------        ----------------------        ------------------------

Samuel M. Berry               18,800/ 0                     $0/ $0
Arthur D. Johnson             26,200/ 0                     $0/ $0
Donald D. Maher               26,200/ 0                     $0/ $0
Ronald E. Reinke              17,000/ 0                     $0/ $0



LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

There were no long-term incentive plan awards by the Company during the fiscal year ended June 30, 1997.

COMPENSATION PURSUANT TO PLANS

On January 1, 1987, the Company adopted a 401(k) retirement plan and trust (the "401(k) Plan"), a tax qualified profit-sharing and salary deferral plan covering all of its employees employed as of December 31, 1986, and all employees subsequently hired who have met certain age and service requirements.

In accordance with the 401(k) Plan, individual accounts are maintained for the cash contributions made on behalf of each 401(k) Plan participant, and each such participant may choose from among several options the manner in which contributions to his or her account will be invested. There are two methods by which contributions may be made to the 401(k) Plan. Under the first method, each 401(k) Plan participant may elect to reduce his or her current gross salary by up to the maximum amount allowable in accordance with legal limitations restricting the voluntary contribution that may be made by an employee during any given year. All amounts deferred under the 401(k) Plan's salary reduction feature by a participant are fully vested in the participant.

The second method by which contributions may be made to the 401(k) Plan is a "contribution" feature, pursuant to which the Company contributes, on behalf of each 401(k) Plan participant, (i) 3% of the participant's compensation for the Plan year up to but not exceeding the participant's taxable wage base in effect at the beginning of the 401(k) Plan year plus, (ii) 6% of the participant's compensation in excess of the taxable wage base in effect at the beginning of the

401(k) Plan year, with taxable wage base being defined as the maximum amount of earnings which may be considered wages for social security withholding purposes under the Internal Revenue Code of 1986, as amended, for the full 401(k) Plan year. The maximum contribution which may be made by the Company is also limited by applicable law. Furthermore, the total annual contribution to the 401(k) Plan account of any participant may not exceed 25% of the participant's compensation for such year.

Benefits under the 401(k) Plan are payable at age 65 (normal retirement), total disability, death, or upon early employment termination. A participant's interest in his or her 401(k) account or accounts are fully vested and non-forfeitable at all times. Payments made under the 401(k) Plan are made, at the election of the participant, in a lump sum, a fixed or variable annuity, or by any other method as determined by the 401(k) Plan administrator.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company's Compensation and Stock Option Committee, consisting of Messrs. Assaf and Gerson, deliberate on issues concerning executive compensation. Mr. Lineberger, the Company's Chairman of the Board, serves on the Board of Directors of Sensormatic Electronics Corporation. Mr. Assaf is the Chairman of the Board of Directors of Sensormatic Electronics Corporation and was its President and CEO from 1994 through April 1996.

EMPLOYMENT AGREEMENT

The Company is a party to an employment agreement (the "Agreement") with Mr. Berry. The term of the Agreement commenced on July 1, 1993 and renews automatically each year unless terminated by either the Company or Mr. Berry. The Agreement is terminable at will by Mr. Berry. The Agreement provides that Mr. Berry shall serve as President of the Company and that he will devote his full business time and services to the performance of duties and responsibilities as are consistent with his position.

As compensation for the services rendered by Mr. Berry as an employee, he is entitled to receive a minimum base salary of $130,000 per annum. In addition, Mr. Berry is entitled to receive a bonus based upon the success of the Company's operations and pre-tax profits, as well as upon his performance as determined by the Company's Board of Directors, of up to 75% of his annual base salary. Mr. Berry is eligible to participate in executive bonus and/or incentive compensation arrangements as the Company's Compensation Committee may establish from time to time.

PERFORMANCE GRAPH

The following graph compares the cumulative return to holders of the Company's Common Stock for each month during the period between the initial public offering, January 24, 1994, and the end of the fiscal year, June 30, 1997, with the Standard & Poor's 400 Midcap Index and the Standard & Poor's Midcap Autoparts Index for the same period. The comparison assumes $100 was invested on January 1, 1994 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.



                        [GRAPH INTENTIONALLY OMITTED AND
                         SUBMITTED TO THE SECURITIES AND
                          EXCHANGE COMMISSION BY PAPER]



                               Jan.'94   June 94   June 95   June 96   June 97
                               -------   -------   -------   -------   -------
Hilite Industries, Inc.           100        88     85.33       104     45.33
S & P Midcap 400 Index            100     90.59    110.83    134.75    166.18
S & P Midcap Autoparts Index      100     78.22     69.33      60.6     72.94

               REPORT OF BOARD OF DIRECTORS CONCERNING EXECUTIVE
                                  COMPENSATION

OVERVIEW

Compensation determinations are made by the Compensation and Stock Option Committee. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Stock Option Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation, long-term incentive compensation and life and long-term disability insurance coverage not made available to all classes of employees. In addition, executive officers participate in benefit plans, including medical, dental, and retirement plans, that are available generally to the Company's employees.

ELEMENTS OF COMPENSATION

The three principal components of the Company's executive compensation program are salary, bonuses and stock options, each of which is discussed in detail below.

Salary

Of the three primary elements of executive compensation at the Company, salary is the least affected by the Company's performance; although it is very much dependent on individual performance. The Company believes that certain executive base levels of compensation are low compared to industry norms; however, bonuses provide supplemental amounts to achieve total compensation which is considered competitive. The salary levels and annual increases of all executive officers of the Company must be approved by the Compensation and Stock Option Committee.

Salaries are reviewed every 12 months. The timing and amount of any increase to salaried employees are both dependent upon (i) the performance of the individual and, to a lesser extent, (ii) the financial performance of the Company.

In reviewing the performance of the Chief Executive Officer, the Committee considers the scope and complexity of his job during the past year, progress made in planning for the future development and growth and return on assets of the Company. Mr. Brady's salary was increased by 6.6% effective August 1, 1995. The performance of the other executives is determined by progress made in the operational and functional areas for which they are responsible as well as the overall profitability of the Company.

Bonuses

The executive officers of the Company all participate in a bonus program under which cash bonuses are paid annually, based upon the overall performance of the Company and the Committee's evaluation of each participant's contribution to such profitability. Due to the success of the Company, total bonus pool payments to all participating officers and executives have been between $350,000 and $600,000 in each of the past three years. Approximately 35 employees have participated in the bonus pool, including all of the executives officers, in each of the past three years.

Stock Options

Stock options are designed to provide long-term incentives and rewards tied to the price of the Company's common stock. Given the vagaries of the stock market, stock price performance and financial performance are not always consistent. The Compensation and Stock Option Committee believes that stock options, which provide value to the participants only when the Company's shareholders benefit from stock price appreciation, are an appropriate complement to the Company's performance-oriented bonus program. Amounts awarded under the Company's stock option plan are based upon the participant's organizational level and are designed to be competitive for individuals at that level. The Compensation and Stock Option Committee administers the 1993 Stock Option Plan and determines the employees who participate and the number of options awarded.

Fourteen employees, including all of the executive officers, participate in the 1993 Stock Option Plan. Stock options are issued at an exercise price equal to 100% of the fair market value of the Company's common stock at the date of grant. The options expire after the earlier of ten years (five years for 10% holders) from the date of grant or three months after termination of employment. Compensation and Stock Option Committee



                                                    Ronald G. Assaf, Chairman
                                                    James D. Gerson

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal years ended June 30, 1997 and 1996, the Company paid management fees of $235,000 to Lineberger & Co., LLC. Effective July 1, 1996 the Company and Lineberger & Co., LLC entered into a three-year management agreement which provides for annual management fees of $235,000. The agreement allows for the management fee to be increased upon mutual agreement of the Company and Lineberger & Co., LLC. Under the agreement, Lineberger & Co., LLC is to perform various management and consulting services for the Company, including without limitation, preparation of an annual business plan and projections, recruitment of senior management, establishment and maintenance of various auditing, inventory and production controls, assisting with the Company's financial relationships and acquisitions and rendering general business and administrative advice. See Election of Directors.

In connection with the acquisition of North American Spring and Stamping Corporation on July 21, 1995, Lineberger & Co., LLC was paid a transaction fee of $150,000.

                                   PROPOSAL 2

                  PROPOSAL TO ADOPT AMENDMENTS TO THE COMPANY'S
                             1993 STOCK OPTION PLAN

The 1993 Plan was adopted by the Board of Directors and was approved by the stockholders in November 1993. Although no options had been exercised, as of the end of the fiscal year ended June 30, 1997, options to purchase 120,200 shares (20,200 of which were granted subject to approval of this Proposal 2) held by 13 optionees were outstanding at a weighted average per share exercise price of $7.38 under the 1993 Plan. While no shares are currently available, upon approval of this Proposal 2, 4,800 shares will be available for future grants under the 1993 Plan (after taking into account the 20,200 shares granted subject to approval of this Proposal 2). For a description of grants under the 1993 Plan, see "Executive Compensation." All 20,200 shares which were granted subject to approval of this Proposal 2 were granted to executive officers of the Company.

PROPOSED AMENDMENT

In January 1997, the Board of Directors unanimously adopted and recommended for submission to stockholders for their approval, an amendment to the 1993 Plan (the "Amendment") to increase the number of shares reserved for issuance under the 1993 Plan by an aggregate of 25,000 shares to 125,000 shares. The Board of Directors believes that, although the Company has not experienced difficulty in attracting and retaining personnel, the 1993 Plan has been instrumental in attracting and retaining employees and officers of outstanding ability and that this objective will be furthered by providing additional shares for future option grants.

The following is a discussion of the 1993 Plan:

TYPES OF GRANTS AND AWARDS

The 1993 Plan authorizes the Committee (as defined below under the caption "Administration"), at its discretion, to grant to employees (including officers and directors), options that will qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-qualified stock options" ("NQSOs"), which do not meet the requirements of Section 422 of the Code.

STOCK SUBJECT TO THE 1993 PLAN

The maximum number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), for which options may be granted under the 1993 Plan is currently 100,000 (subject to possible adjustment as described in "Adjustment in Event of Capital Changes" below). If the Amendment is approved at the Meeting, the number maximum number of shares of Common Stock for which options may be granted would be increased to 125,000. In the event any option granted under the 1993 Plan is canceled, expires or terminates without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto will again be available for further option grants.

ADMINISTRATION

Administration of the 1993 Plan has been delegated by the Board of Directors to a committee of the Board of Directors (the "Committee") consisting of not less than two directors who are "non-employee directors," within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee is authorized to determine, within the limits set forth in the 1993 Plan, among other things, whether to grant options, to whom to grant options, whether an option is an ISO or an NQSO, the number of shares to be subject to each option, the exercise price therefor, the form of payment of the exercise price, the time within which the option may be exercised, the fair market value of the stock, the amount of any required withholding, and with the consent of the optionee, to modify or cancel an option. The determinations of the Committee relating to the Plan are conclusive.

ELIGIBILITY

Participation in the 1993 Plan is limited to employees (including officers and directors who are employees) of the Company or of a subsidiary of the Company.

TERMS AND CONDITIONS OF OPTIONS

(a) The exercise price of each option is determined by the Committee, provided, however, that the exercise price may not be less than 100% of the fair market value of the Common Stock subject to such option on the date the option is granted (110% in the case of an ISO granted to an optionee who owns (or is deemed to own) more than 10% of the voting power of the Company (a "Ten Percent Stockholder")).

(b) The term of each option is determined by the committee, provided, however, that the term of an ISO may not exceed ten years (five years if the ISO is granted to a Ten Percent Stockholder).

(c) The aggregate fair market value (determined as of the date of grant of the option) of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000. Any excess is treated as an NQSO.

(d) The maximum number of shares subject to options that may be granted to any employee in any fiscal year of the Company under the 1993 Plan may not exceed 100,000.

(e) If the optionee's employment is terminated for any reason other than disability or death, the option may be exercised at any time within three months thereafter to the extent the option was exercisable at the date of termination; provided, however, that if employment is terminated either for cause or without the consent of the Company, the option terminates immediately. If the optionee's employment is terminated by reason of disability, the option may be exercised at any time within one year after such termination to the extent the option was exercisable at the date of termination. In the event of the death of an optionee while employed by the Company, within three months after termination of such employment (other than for cause or without the consent of the Company), or within one year after termination due to a disability, the option may be exercised by the optionee's executor, administrator or other person at the time entitled by law to his rights under such option within one year after the date of death to the extent the option was exercisable at the date of death. The foregoing notwithstanding, in no case may options be exercised after the expiration of the term of the option.

(f) An option may not be transferred other than by will or the laws of descent and distribution and may be exercised during the optionees lifetime only by the optionee or by his legal representative.

COMPLIANCE WITH SECURITIES LAWS

The Committee may require, in its discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise is effective and current at the time of such exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. In addition, the Company may require an optionee, as a condition to the exercise of an option, to execute and deliver to the Company representations and warranties, in form and substance satisfactory to counsel to the Company, that (i) the shares are being purchased for his own account, for investment only and not with a view to the resale or distribution thereof, and (ii) any subsequent resale or distribution of the shares by the optionee will be made only pursuant to (x) a registration statement under the Securities Act or (y) a specific exemption from registration under the Securities Act, but in claiming such exemption, the optionee, prior to any offer or sale or distribution of such shares of Common Stock, must provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to counsel to the Company, as to the applicability of such exemption to the proposed sale or distribution.

As a further condition to the exercise of an option, the Company may require that the shares underlying such options under the 1993 Plan be listed for trading on any securities market on which Common Stock is traded and have been appropriately registered or qualified under applicable state securities laws, and that any necessary or desirable governmental approval or consent has been obtained.

EXERCISE OF OPTIONS AND PAYMENT FOR SHARES

An option may be exercised from time to time, to the extent exercisable, by the giving of written notice to the Company at its principal office specifying which option is being exercised, the number of shares to be purchased and accompanied by payment in full of the exercise price thereof.

The exercise price of the shares as to which an option is exercised must be paid in full at the time of exercise by one or more of the following methods, as determined by the Committee: (a) in cash or by certified check, or (b) if the contract relating to such option so permits, by transferring to the Company previously-acquired shares of Common Stock having an aggregate fair market value equal to the aggregate option exercise price of all options being exercised or with any combination of cash, certified check or previously acquired shares. In addition, in order to satisfy its obligation to withhold any required income tax or other taxes, the Company may withhold cash and or Common Stock to be issued to the optionee or require the optionee to pay to the Company such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

The aggregate number and kind of shares subject to each outstanding option, the exercise price thereof, and the aggregate number and kind of shares subject to the 1993 Plan will be appropriately adjusted by the Board of Directors (whose determination is conclusive) in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger in which the Company is not the surviving corporation, split-up, combination, or exchange of shares or the like.

In the event of the liquidation or dissolution of the Company, a merger where the Company is not the surviving Corporation or a consolidation, or any other capital reorganization in which more than 50% of the shares of Common Stock entitled to vote are exchanged, any outstanding option shall terminate, unless other provisions are made therefor in the transaction.

TERMINATION AND AMENDMENT OF THE 1993 PLAN

No option may be granted under the 1993 Plan after November 15, 2003.

The Board of Directors, without further approval of the Company's stockholders, may at any time amend, suspend or terminate the 1993 Plan or any portion thereof; but may not, without the approval of the Company's stockholders, make any amendment which (a) increases the maximum number of shares available for options (except for the anti-dilution adjustments described above), (b) changes the eligibility requirements for individuals to receive options, or (c) materially increases the benefits accruing to participants under the 1993 Plan. No termination, suspension or amendment of the 1993 Plan will adversely affect any outstanding option without the consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the Federal income tax consequences relating to ISOs and NQSOs. This description is based on current law (including Temporary and Proposed Regulations, which may be changed when finalized). It should be understood that this summary is not exhaustive, that final regulations have not yet been issued for all Code provisions regarding ISOs, and that special rules not specifically discussed herein may apply in certain situations.

Optionees should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

    ISOs EXERCISED WITH CASH

    No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by him for such shares.

    If the shares received upon exercise of an ISO are disposed of more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

    If the shares received upon the exercise of an ISO are disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a "disqualifying disposition"), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

    NQSOs EXERCISED WITH CASH

    No taxable income will be recognized by an optionee upon the grant of an NQSO. Upon the exercise of an NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price paid by the optionee for such shares will be taxed as ordinary income and the Company generally will be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by him for such shares plus the amount of ordinary income required to be recognized.

    Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to an NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

    Pursuant to applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the grant of an NQSO (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an NQSO that has been outstanding at least six months ordinarily will be the date of exercise. If an NQSO option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed on the date of exercise.

    EXERCISES OF OPTIONS USING PREVIOUSLY ACQUIRED SHARES

    If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or an NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor ("Replacement Shares"). If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

    However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two-years-from-grant/one-year-after-transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee would recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

    The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

    Any shares received by the optionee upon such exercise in addition to the Replacement Shares will be treated in the same manner as a cash exercise of an option for no consideration.

    ALTERNATIVE MINIMUM TAX

    In addition to the Federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds his regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. Holders of ISOs should consult with their tax advisors concerning the applicability and effect on them of the alternative minimum tax.

The Board of Directors recommends a vote FOR this proposal.

                                  ACCOUNTANTS

Price Waterhouse LLP served as the Company's independent accountants for the fiscal year ended June 30, 1997, and it is expected that Price Waterhouse LLP will act in that capacity for the fiscal year ending June 30, 1998. A representative of Price Waterhouse LLP is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from shareholders.

                              VOTING REQUIREMENTS

Directors are elected by a plurality of the votes cast at the Meeting  (Proposal
1). The affirmative vote of a majority of votes cast at the Meeting will be required to approve the amendment to the Company's 1993 Stock Option Plan (Proposal 2). Abstentions and broker non-votes with respect to any matter are not considered as votes cast with respect to that matter.

                             STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Company for inclusion in its proxy materials by July 15, 1998.

                                 OTHER MATTERS

Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.



                                           By Order of the Board of Directors


                                           Samuel M. Berry
                                           President and Chief Operating Officer
October 10, 1997

               ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 12, 1997
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, as proxies for the undersigned, Daniel W. Brady and Samuel M. Berry and each of them, with the full power of substitution, to vote all shares of Common Stock of the undersigned in Hilite Industries, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn - North Dallas located at 2645 LBJ Freeway, Dallas, Texas 75243 on November 12, 1997, at 1:30 P.M., local time (the receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned), or at any adjournments thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

1. Election of the Company's Board of Directors. The following five persons have been nominated to serve on the Company's Board of Directors: James E. Lineberger, Daniel W. Brady, Samuel M. Berry, Ronald G. Assaf, James D. Gerson.

      [_] FOR all nominees listed above (except as marked below)

      [_] WITHHOLD AUTHORITY to vote for all nominees listed above

________________________________________________________________________________
   (Instruction: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee on the line provided above.)

2.    Approval of an amendment to the Company's 1993 Stock Option Plan.

      [_] FOR            [_] AGAINST         [_] ABSTAIN

                          (PLEASE SIGN ON REVERSE SIDE)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN ITEM 1. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY when properly executed will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR the listed nominees for the Board of Directors and Proposal 2.

                                            DATED:  ______________________, 1997

                                            ____________________________________
                                            Signature of Stockholder

                                            ____________________________________
                                            Print Name(s)

                                            NOTE: Please sign your name or names
                                            exectly  as set  forth  therein.  If
                                            signed   as   attorney,    executor,
                                            administrator,  trustee or guardian,
                                            please   indicate  the  capacity  in
                                            which  you are  acting.  Proxies  by
                                            corporations  should  be signed by a
                                            duly  authorized  officer and should
                                            bear  the  corporate  seal.  (Please
                                            sign,  date and return this proxy in
                                            the enclosed envelope.)